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                                 June 29, 1998


Polymer Group, Inc.
4838 Jenkins Avenue
North Charleston, SC 29405

          Re:  8 3/4% Senior Subordinated Notes due 2008, Series B
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Ladies and Gentlemen:

     We are acting as special counsel to Polymer Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to $200,000,000 in aggregate principal amount of the Company's
8 3/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Reg. No. 333-55863) filed with the Securities and Exchange Commission (the "Commission") on June 2, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's 8 3/4% Senior Subordinated Notes due 2008, Series A (the "Old Notes"). We are also acting as special counsel to PGI Polymer, Inc., FiberTech Group, Inc., FiberGol Corporation, Technetics Group, Inc., Chicopee Holdings, Inc., Chicopee, Inc., PNA Corp., FNA Polymer Corp., Fabrene Corp., Fabrene Group L.L.C., Fabrene Group, Inc., Poly-Bond Inc., Dominion Textile (USA) Inc., Domtex Industries Inc., Loretex Corporation and FabPro Oriented Polymers, Inc. (collectively, the "Guarantors") as issuers of guarantees (collectively, the "Guarantees") of the obligations of the Company under the Exchange Notes. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of March 1, 1998, among the Company, the Guarantors and Harris Trust and Savings Bank, as Trustee, in exchange for and in replacement of the Company's outstanding Old Notes, of which $200,000,000 in aggregate principal amount is outstanding.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company and each Guarantor, (ii) minutes and records of the corporate proceedings of the Company and each Guarantor with respect to the issuance of the Exchange Notes and the Guarantees, respectively, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of March 5, 1998, among the Company, the Guarantors, and Chase Securities Inc.
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Polymer Group, Inc.
June 29, 1998
Page 2


     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon the subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

     (1) The sale and issuance of the Exchange Notes has been validly authorized by the Company.

     (2)  The Guarantees have been validly authorized by each of the Guarantors.

     (3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Company and (iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Company's and each Guarantor's Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorization and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Company and each Guarantee will constitute the valid and binding obligation of the respective Guarantor.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity or at law
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Polymer Group, Inc.
June 29, 1998
Page 3


(regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Our advice on every legal issue addressed in this letter is based exclusively on the federal law of the United States except that certain of the opinions are based on the Delaware General Corporation Law (in the case of the Company and all Guarantors except Fabrene Group L.L.C., PNA Corp., FNA Polymer Corp., Domtex Industries Inc., Loretex Corporation and Fabrene Group, Inc.), on the Delaware Limited Liability Company Act (in the case of Fabrene Group L.L.C.), on the North Carolina Business Corporation Act (in the case of PNA Corp. and FNA Polymer Corp.), on the New York Business Corporation Law (in the case of Domtex Industries Inc. and Loretex Corporation) and on the Companies Act of Prince Edward Island, Canada (in the case of Fabrene Group, Inc.). With respect to any opinion or other advice based on the North Carolina Business Corporation Act, we note that we do not practice in North Carolina, and our opinions and advice based on the North Carolina Business Corporation Act are limited to the statutory provisions set forth in The Michie Company Reporter
(1996), without regard to regulations promulgated thereunder or any judicial interpretations thereof. With respect to any opinion or other advice based on the Companies Act of Prince Edward Island, Canada, we note that we do not practice in Canada, and our opinions and advice based on the Companies Act of Prince Edward Island assume that all applicable laws under such statute and such Province are identical in all respects to the Delaware General Corporation Law. Issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or
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Polymer Group, Inc.
June 29, 1998
Page 4


supplement this opinion should the present laws of the States of Delaware or New York be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                    Very truly yours,



                                    Kirkland & Ellis